Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-72724, File No. 333-40520 and File No. 333-116402) of Private Business, Inc. of our report dated April 17, 2006, relating to the consolidated financial statements of Goldleaf Technologies, Inc. and subsidiary, which appears in the Current Report on Form 8-K of Private Business, Inc. dated April 26, 2006.
/s/ Grant Thornton, LLP
Raleigh, North Carolina
April 24, 2006